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                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.10




                                   COSTANTINO

                              EMPLOYMENT AGREEMENT



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                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into at Las Vegas, Nevada, on the date hereinafter set forth, by and between PETER D. COSTANTINO, M.D. (hereinafter referred to as the "Employee"), and MEDICAL DEVICE ALLIANCE, INC., a Nevada corporation (hereinafter referred to as the "Corporation").

        The parties hereto, intending to be legally bound, do hereby agree as follow:

        1.     EMPLOYMENT

               1.1    POSITIONS AND DUTIES

                      The Corporation does hereby employ the Employee and the Employee hereby accepts such employment as CHIEF EXECUTIVE OFFICER (CEO) upon the terms and provisions set forth in this Agreement. The Employee shall perform all the duties assigned to him by the Board of Directors of the Corporation, shall observe and comply with the Corporation's rules and regulations regarding the performance of his duties, and shall carry out and perform all orders, directions, and policies stated to him by the Board of Directors of the Corporation periodically, either orally or in writing. The Employee shall at all times carry out the duties assigned to him in a loyal, trustworthy and businesslike manner. The Employee agrees that this Agreement may be terminated as provided in Paragraph 7 hereof.

               1.2    PLACE OF EMPLOYMENT

                      Unless the parties agree otherwise in writing, during the term of this Agreement, the Employee shall perform the services required by this Agreement at the location mutually agreed by with the Board of Directors and the Employee until such time a defined place of employment is determined for the CEO function, provided, however, that the Corporation may, from time to time, require the Employee to travel temporarily in carrying out his duties.

        2.     TERM

               This Agreement shall commence as of the Effective Date specified in Exhibit A hereto and shall continue for a period of five (5) years from the date of this Agreement, and may be renewed for additional one (1) year periods by mutual agreement of the parties, unless sooner terminated as provided in Paragraph 7 hereof.

        3.     COMPENSATION

               3.1    AMOUNT OF COMPENSATION

                      The Effective Date of this Agreement and the employee compensation are set forth in Exhibit A hereto. The Corporation may, from time to time, modify the employment conditions and compensation, subject to the other terms and conditions of this Agreement. These changes will be recorded in subsequent exhibits.

               3.2    REIMBURSEMENTS

                      The Employee shall be reimbursed by the Corporation only for amounts actually expended by the Employee in the course of performing duties for the Corporation where:



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                      3.2.1  AUTHORIZATION

                             The Employee has been authorized by the Corporation
to incur such expenses that are reasonably consistent with practices or policies of the Corporation.

                      3.2.2  DOCUMENTATION

                             The Employee tenders receipts or other
documentation substantiating the amounts as required by the corporation.

               3.3    FRINGE BENEFITS

                      The Employee shall be entitled to receive, on the same basis as the Corporation's other executive employees, all other benefits maintained by the Corporation for its executive employees generally, including but not limited to a cellular phone, leased automobile, country club fees, paid leave, medical, dental, life and disability insurance and any other health and welfare benefit plans and perquisites, as in effect from time to time. The Employee will be granted paid leave consistent with the Corporation's paid leave policy in effect from time to time.

               3.4    WARRANTS AND STOCK OPTIONS

                      (a) WARRANTS. The Employee will, concurrently with the signing of this Agreement, receive a Warrant as specified in Exhibit D hereto. This employment warrant is not a part of the Corporation's Stock Compensation Plan, and is not transferable and may be exercised only by the Employee, or by the Employee's estate or personal representative within three (3) months of the Employee's death. Employment with the Corporation is a condition of exercise of the Warrant; providing that if Employee's employment with the Corporation is terminated in a manner which gives Employee the right to Severance Compensation under Section 8 of this Agreement, Employee shall have the right to exercise the Warrant at any time during the 90-day period immediately following such termination.

                      (b) STOCK OPTIONS. The Employee will receive stock options to purchase One Hundred Thousand (100,000) shares of the Corporation's Common Stock under the Corporation's Stock Compensation Plan at an original exercise price per share of $5.00, vesting as follows: Twenty-Five percent (25%) on each of the first, second, third and fourth anniversaries of the Effective Date as defined herein. The Employee may receive additional stock options at later date(s) as determined from time to time by the Corporation's Board of Directors. The Stock Compensation Plan is specified in Exhibit E hereto.

                      (c) LOCK-UP AGREEMENTS. The Employee will execute any other documents reasonably required by the Corporation in connection with said Warrants and/or Stock Options, and hereby agrees to execute any lock-up or similar agreements required by the Corporation's underwriters and executed by other members of senior management of the Corporation in connection with an offering or offerings of the Corporation's securities. If the Employee terminates this Agreement or if the Corporation discontinues the Employment for any reason other than Termination for Cause (Section 7.1.3) any lock-up agreement will terminate immediately upon the occurrence of either event.



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               3.5    REIMBURSEMENT FOR RELOCATION EXPENSES

                      The Corporation will reimburse the Employee for Relocation Expenses under the terms and conditions of Exhibit F hereto.

        4.     NON-COMPETITION

               The Employee agrees that during the term of this Agreement, he shall diligently devote his time and efforts to the duties and responsibilities assigned to him by the Corporation. In connection therewith:

               4.1    NON-COMPETITION

                      The Employee agrees that during the term of this Agreement, without the prior express written authorization of the Corporation's Board of Directors, he shall not directly or indirectly engage in any Competition (as defined in Section 4.7 herein) with the Corporation; provided, however, that nothing contained in this Agreement shall be deemed to preclude the Employee from continuing to be active with LifeCell Corporation, Ortho Fix Corporation, and Howmedica-Leibinger to the degree necessary to continue his previous consulting arrangements; provided, however, that those activities shall not impair the Employee's agreement to devote his full-time attention to the Corporation.

               4.2    NON-COMPETITION FOLLOWING THE TERM OF THE AGREEMENT

                      For a period of one (1) year after termination of employment, the Employee will not, directly or indirectly, without the prior written consent of the Corporation, engage in any Competition with the Corporation.

               4.3    CIVIL AND CHARITABLE ACTIVITIES

                      The Employee may engage in civic, educational and charitable activities. The Employee shall be entitled, with the approval of the Corporation's Board, to serve as a director of any corporation other than a corporation which, in the good faith opinion of the Corporation's Board, is in competition with the Corporation. The Employee shall be entitled to receive compensation from any corporation with respect to which he serves as a consultant or as a director in accordance with this Section 4.3. Notwithstanding anything to the contrary set forth herein, the Employee shall not be entitled to engage in any of the activities set forth in this Section 4.3 if such activities, in the good faith opinion of the Corporation's Board, interfere or could reasonably be expected to interfere with the Employee's performance of his duties and activities under this Agreement.

               4.4    NON-SOLICITATION OF EMPLOYEES

                      After the termination of the Employee's employment hereunder, the Employee shall not, either alone or jointly, with or on behalf of others, either directly or indirectly whether as principal, partner, agent, shareholder, director, officer, employee, consultant, or otherwise, at any time during a period of one (1) year following such termination, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of the Corporation or any affiliated entity, either for the Employee's own account or for any other person, firm, or company, any person who is employed by the Corporation or any such affiliated entity, whether or not such person would commit any breach



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of his or her contract of employment by reason of leaving the service of the
Corporation or any affiliated entity.

               4.5    NON-SOLICITATION OF CUSTOMERS

                      After the termination of the Employee's employment hereunder, the Employee shall not, either alone or jointly, with or on behalf of others, either directly or indirectly whether as principal, partner, agent, shareholder, director, officer, employee, consultant, or otherwise, at any time during a period of one (1) year following such termination, engage in any activity for the purpose of influencing or attempting to influence any of the Corporation's customers, to conduct business with any business enterprise in competition with the Corporation.

               4.6    FURTHER EMPLOYEE AGREEMENTS

                      For a period of one (1) year after the termination of the Employee's employment, the Employee will not undertake any employment or activity competitive with the Corporation wherein the loyal and complete fulfillment of the duties of the competitive employment or activity would call upon the Employee to make judgements on or otherwise to use any confidential business information concerning the Corporation. The Employee will not, directly or indirectly, either for himself or for any other person, firm or corporation, divert or take away (or attempt to divert or take away), any of the Corporation's present, former or prospective customers, including, but not limited to, those upon whom he called, met with or became acquainted with while engaged as an employee of the Corporation. The Employee will not interfere with the contractual or business relationships of the Corporation, will not solicit or attempt to solicit any employees or clients of the Corporation, nor slander or disparage the Corporation, or undertake any activity which adversely impacts the goodwill of the Corporation and its business opportunities.

               4.7    COMPETITION DEFINED

                      "Competition" shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, research on, or development, production, marketing, leasing or selling of, any product, process or service which is the same as, similar to, or in competition with, any line of business or research in which the Corporation, its parent, subsidiary or affiliated company, is now engaged or hereinafter engages, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity, but excluding the holding for investment of less that 5% of the outstanding securities of any corporation which are regularly traded on a recognized stock exchange.

               4.8    SEPARATE COVENANTS

                      Each of the covenants of this paragraph 4 shall be construed as a separate covenant covering its subject matter in each of the separate counties, countries, states in the United States and governmental subdivisions outside the United States (collectively, the "Governmental Subdivisions"); to the extent that any covenant shall be judicially unenforceable in any one or more of said Governmental Subdivisions, said covenant shall not be affected with



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respect to each other Governmental Subdivision, each covenant with respect to each Governmental Subdivision being construed as severable and independent.

        5.     INTELLECTUAL PROPERTY AND CONFIDENTIALITY AGREEMENT

               The Employee has executed or will concurrently execute the Corporation's Intellectual Property and Confidentiality Agreement, the terms of which are incorporated herein by reference. The terms of this Employment Agreement shall prevail in the case of any discrepancy between the Corporation's Intellectual Property and Confidentiality Agreement and this Agreement. The Corporation's Intellectual Property and Confidentiality Agreement is attached hereto as Exhibit C.

        6.     TERMINATION OF AGREEMENT

               6.1    GROUNDS

                      This Agreement shall terminate upon the occurrence of any of the following events:

                      (a)    EXPIRATION OF TERM

                             At any time upon expiration of the terms specified
in Paragraph 2 hereof;

                      (b)    THIRTY (30) DAY TERMINATION BY EMPLOYEE

                             By the Employee (whether for Good Reason or
otherwise), upon thirty (30) days' prior written notice to the Corporation.

                      (c)    TERMINATION BY EMPLOYER (FOR CAUSE)

                             This Agreement may be immediately terminated by the
Corporation for "Cause". For purposes of Section 6.1, the phrase "for cause" means: (a) the breach of a material provision of this Agreement by the Employee which continues uncured for 10 days after receipt by the Employee of written notice of such breach from the Corporation; (b) the Employee's failure to comply with or adhere to any written policy of the Corporation or its Affiliates, which failure continues for 10 days after receipt by the Employee of written notice from the Corporation which specifically identifies such failure; (c) the appropriation (or attempted appropriation) of a business opportunity of the Corporation or its Affiliates, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Corporation or its Affiliates; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the corporation or its Affiliates; (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or (f) any willful conduct by the Employee which is demonstrably and materially injurious to the reputation of the Corporation or its Affiliates. The termination of the Employee's employment hereunder shall not be deemed "for cause" unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to and an opportunity for the Employee to be heard before the Board), finding



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that in the good faith opinion of the Board, the Employee was guilty of the conduct set forth in any one or more of clauses (a) through (f) above.

               6.2    DISABILITY

                      (a)    TERMINATION

                             In the event that the Employee is unable to perform
his assigned duties and responsibilities due to illness, physical or mental disability or any other reason, and such disability continues for a period of six (6) consecutive months after all available sick leave has been utilized, the Corporation may terminate this Agreement upon ten (10) days' written notice.

                       (b)   DEATH

                             Upon the death of the Employee.

               6.3    TERMINATION BY EMPLOYEE FOR GOOD REASON

                      The Employee shall have a Good Reason for terminating his employment with the Corporation under this Employment Agreement if one or more of the following occurs:

                      (a) an involuntary change in the Employee's status or position with the Corporation which the Corporation deems to represent a demotion from the Employee's then current status or position;

                      (b) layoff or involuntary termination of the Employee's employment, except in connection with the termination of the Employee's employment for Cause or as a result of the non-renewal of this Agreement or of the Employee's disability, death or retirement;

                      (c) a reduction by the Corporation in the Employee's base salary, excluding bonuses, other than in the case of reductions in salary with respect to the Corporation's other executive officers generally;

                      (d) any action or inaction by the Corporation that would adversely affect the Employee's continued participation in any Benefit Plan on at least as favorable basis as was the case at the time of such action or inaction, or that would materially reduce the Employee's benefits in the future under the Benefit Plan or deprive him of any material benefits that he then enjoyed, except to the extent that such action or inaction by the Corporation
(i) is also taken or not taken, as the case may be, in respect of all employees generally, (ii) is required by the terms of any Benefit Plan as in effect immediately before such action or inaction; or (iii) is necessary to comply with applicable law or to preserve the qualification of any Benefit Plan under section 401(a) of the Internal Revenue Code;

                      (e) the Corporation's failure to obtain express assumption of this Employment Agreement by any successor to the Corporation; and

                      (f) any material violation by the Corporation of any agreement, including this Employment Agreement, between the Corporation and the Employee.



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                      (g) following the establishment of a defined location with respect to the performance of services by the Employee in accordance with
Section 1.2, the relocation of the Corporation's offices to a location more than 60 miles from such defined location;

                      (h) the failure by the Corporation to pay Employee any portion of his salary or bonus compensation under this Agreement within seven
(7) days of the date such compensation is due;

                      (i) any purported termination of the employment of Employee which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.4 (and if applicable Section 6.1(c)), which purported termination shall not be effective for purposes of this Agreement.

Notwithstanding the foregoing, no action by the Corporation shall give rise to a Good Reason if it results from the Employee's termination for Cause, death or retirement, and no action by the Corporation specified in paragraphs (a) through
(c) of this section shall give rise to a Good Reason if it results from the Employee's disability.

               6.4    NOTICE OF TERMINATION

                      Any purported termination of the Employee's employment by the Corporation or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.1. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

        7.     SEVERANCE COMPENSATION

               If the Corporation should terminate the Employee's employment hereunder during the Term (as defined in Section 2) for reasons other than cause (as defined in Section 6.1(c)) or Employee's death or disability (as defined in Section 6.2), or if Employee should resign his employment for Good Reason as defined in Section 6.3, the Employee shall be entitled to the following Severance compensation:

               (a) Payment of his base salary in effect at the time of termination from the date of termination until March 31, 2003.

               (b) Continuation of all benefits, including without limitation medical, dental and life insurance, during the Post-Termination Period or until the date on which the Employee first becomes eligible for insurance coverage of a similar nature provided by a firm that employs him following termination of employment by the Corporation, whichever occurs first.

Notwithstanding the foregoing, nothing in this Employment Agreement shall require the Corporation to make any payment or to provide any benefit to the Employee that the Corporation has made or otherwise provided under any other contract, agreement or arrangement, including, without limitation, the Employee Severance Agreement between the Corporation and the Employee, attached hereto as Exhibit D, and the Employee Retention Agreement between the



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Corporation and the Employee, attached hereto as Exhibit E, both incorporated by reference herein.

For purposes of this Section 7, "Benefit Plan" shall mean any compensation plan, such as an incentive or stock option plan, or any employee benefit plan, such as a thrift, pension, profit-sharing, stock bonus, long-term performance award, medical disability, accident or life insurance plan, or any other plan, program or policy of the Corporation that is intended to benefit employees.

        8.     MISCELLANEOUS

               8.1    NOTICES

                      Any notice required to be given pursuant to this Agreement shall be effective only if in writing and delivered personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the addresses set forth on the signature page hereof, or at such other addresses as the parties may designate, from time to time, by written notice. Mailed notices shall be deemed received two (2) business days after the date of deposit in the mail.

               8.2    REMEDIES

                      (a)    EQUITABLE REMEDIES

                             The Employee acknowledges and agrees that in the
event of any breach, violation or evasion of the terms, conditions and provisions of Sections 4, 6 and 7 above, or this Section 8, such breach, violation or evasion shall result in immediate and irreparable injury and harm to the Corporation and shall entitle the Corporation to injunctive relief, as well as to all other legal or equitable remedies to which the Corporation may be entitled.

                      (b)    TERMINATION OF AGREEMENT

                             It is further agreed that in the event of such
breach, the Corporation may forthwith terminate this Agreement, notwithstanding anything herein to the contrary.

               8.3    PARTIAL INVALIDITY

                      If any term or provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.

               8.4    WAIVER

                      No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party hereto possessing said right, nor shall any waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

               8.5    ASSIGNMENT; EFFECT ON AGREEMENT

                      It is hereby acknowledged and agreed that the Employee's rights and obligations under this Agreement are personal in nature and shall not be assigned or delegated.



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This agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, subject, however, to the restrictions on assignment and delegation contained herein.

               8.6    DISPUTES AND ARBITRATION

                      Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, will be submitted to arbitration. Such arbitration proceedings will be held at the location which is established as the place of employment for the CEO function in accordance with Section 1.2, or if such location has not been established, Las Vegas, Nevada, in accordance with the rules then existing of the American Arbitration Association. This agreement to arbitrate is specifically enforceable.

                      Any award rendered in any such arbitration proceeding will be made in writing and will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

               8.7    GOVERNING LAW

                      This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

               8.8    ENTIRE AGREEMENT

                      This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, oral or written. No modification, termination or attempted waiver shall be valid, unless in writing and signed by both parties.





                            [SIGNATURE PAGE FOLLOWS]



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 19th day of March, 1998.

                                        "CORPORATION"

                                        MEDICAL DEVICE ALLIANCE, INC.



                                        By:  /s/ Donald K. McGhan
                                            ------------------------------------
                                               Donald K. McGhan
                                               Title:  Chairman of the Board

                                        ADDRESS:
                                        3800 Howard Hughes Parkway, Suite 1800
                                        Las Vegas, Nevada   89109


                                        "EMPLOYEE"



                                        /s/ Peter D. Costantino, M.D.
                                        ----------------------------------------
                                            Peter D. Costantino, M.D.

                                        ADDRESS:
                                        12 Wright's Mill Road
                                        Armonk, New York, 10504

                                        SOCIAL SECURITY NUMBER:  ###-##-####



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